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                            JOINT FILER INFORMATION



Name:       LMR Investments Limited

Address:    c/o Unsworth & Associates
            Herengracht 483
            1017 BT, Amsterdam
            The Netherlands

Designated Filer: The LMR Family Trust

Issuer & Ticker Symbol: Balanced Care Corporation - BAL

Statement of Month/Year:  July 2000

Signature:        /s/ J. B. UNSWORTH
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                             JOINT FILER INFORMATION


Name:          Caledonian Bank & Trust Limited

Address:       Caledonian House
               P.O. Box 1043
               George Town, Grand Cayman
               Cayman Islands, BWI

Designated Filer:    The LMR Family Trust

Issuer & Ticker Symbol: Balanced Care Corporation - BAL

Statement of Month/Year:  July 2000

Signature:              /s/ David Sargison
                  ------------------------------
                     By:  Caledonian Bank & Trust Limited
                          in its capacity as trustee
                     of The LMR Family Trust



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